UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2015

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2015, Citizens Financial Group, Inc. (the “Company”) announced the appointment of Donald H. McCree as Vice Chairman and Head of Commercial Banking effective as of September 1, 2015.

Mr. McCree, 53, held a number of senior leadership positions over the course of 31 years at JPMorgan Chase & Co. and its predecessor companies (“JPMorgan”). Prior to his retirement from JPMorgan in June 2014, Mr. McCree was the Head of Corporate Banking and Chief Executive Officer of Global Treasury Services. Prior to that, Mr. McCree was the Head of Global Credit Markets, North American Co-Head of Fixed Income, European Co-Head of Investment Banking and Head of European and Asian Syndicated Finance. He also served as Head of Wholesale Risk Management and Head of Treasury and Corporate Development.

In connection with his appointment, Mr. McCree entered into an employment agreement with the Company on March 23, 2015. Mr. McCree’s employment agreement provides that he will have an initial annual base salary of $700,000 and a guaranteed variable compensation award of $869,260 for 2015. For years subsequent to 2015, Mr. McCree’s initial target bonus opportunity will be $2,500,000, with the actual amount of any such award to be determined in the Company’s sole discretion, based on attainment of Company and individual performance metrics. Variable compensation awards will be payable in the same form and timeframe as for the Company’s other executive committee members.

Mr. McCree’s employment agreement provides that in the event his employment is terminated by the Company without “cause” (as defined in the employment agreement), he will receive a minimum of 26 weeks of base salary and his guaranteed 2015 variable compensation award (to the extent it has not yet been paid), subject to his execution and non-revocation of a release of claims in favor of the Company. In addition, in the event Mr. McCree’s employment is terminated in connection with a “change in control” (as defined in the employment agreement) of the Company during 2016, he will receive an amount equal to 100% of his base salary and target bonus opportunity, subject to his execution and non-revocation of a release of claims in favor of the Company. Upon commencement of Mr. McCree’s employment, he will be credited with five years of service solely for the purpose of calculating retirement eligibility under the Company’s employee benefit plans. Mr. McCree will be provided with an annual gross housing allowance of $100,000 for years 2015 through 2017, with the 2015 allowance pro-rated based on his start date.

Mr. McCree is subject to restrictive covenants prohibiting solicitation or hiring of employees, and solicitation and interference with customers and prospective clients, in each case, for twelve months following the termination of his employment with the Company for any reason, and a confidentiality covenant of perpetual duration. His employment with the Company will be at-will and terminable by either party at any time and for any reason, provided that Mr. McCree must provide 90 days written notice of his resignation.

A copy of the Company’s press release announcing Mr. McCree’s appointment is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press Release issued by the Company, dated March 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Stephen T. Gannon
Stephen T. Gannon
Executive Vice President, General Counsel and Chief Legal Officer

Date: March 25, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company, dated March 25, 2015